Exhibit 5.1

Opinion of K&L Gates LLP

December 14, 2012

Universal Insurance Holdings, Inc.

1110 West Commercial Boulevard

Fort Lauderdale, Florida 33309

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are counsel to Universal Insurance Holdings, Inc., a Delaware corporation (the “Company”) and we have acted as counsel for the Company in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (a) the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of up to $100,000,000 in aggregate amount of the following securities of the Company: (i) shares of common stock, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), in one or more series; (iii) debt securities (the “Debt Securities”) in one or more series; (iv) warrants (the “Warrants”) to purchase shares of Common Stock, shares of Preferred Stock, Depositary Shares (as defined below), Debt Securities or Units (as defined below) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (a “Warrant Agent” or “Warrant Agents”); (v) rights (the “Rights”) to purchase shares of Common Stock, shares of Preferred Stock, Warrants, Debt Securities, Depositary Shares or Units pursuant to one or more rights agreements (each, a “Rights Agreement”) proposed to be entered into between the Company and rights agents to be named therein (a “Rights Agent” or “Rights Agents”); (vi) depositary shares (the “Depositary Shares”) representing a fractional share or multiple shares of Preferred Stock, evidenced by depositary receipts (the “Depositary Receipts”), pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company, depositaries to be named therein (a “Depositary” or “Depositaries”) and the holders of the Depositary Receipts; (vii) units comprised of two or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, Rights or Depositary Shares (the “Units”); and (viii) such indeterminate number of shares of Common Stock, shares of Preferred Stock and Depositary Shares, and principal amount of Debt Securities, as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Rights, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”), and (b) the resale from time to time by an executive of the Company (the “Selling Stockholder”), pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of up to 7,000,000 shares of Common Stock (the “Reoffer Shares”)

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December 14, 2012

issued to the Selling Stockholder. Any Debt Securities are to be issued pursuant to an indenture proposed to be entered into between the Company and a trustee to be named in a prospectus supplement (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement (together with any related supplement thereto, the “Indenture”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights, the Depositary Shares, the Units and the Indeterminate Securities offered by the Company are collectively referred to herein as the “Issuer Securities.” The Issuer Securities and the Reoffer Shares are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement relating to the Offered Securities;

(ii) the Amended and Restated Certificate of Incorporation of the Company, as amended and supplemented, and as certified by the Secretary of the Company (the “Charter”);

(iii) the Bylaws of the Company, as currently in effect, and as certified by the Secretary of the Company (the “Bylaws”);

(iv) the Indenture;

(v) the corporate actions of the Company that provide for the approval of the Registration Statement, including relevant resolutions of the Company’s Board of Directors; and

(vi) a specimen certificate representing the Common Stock.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Company, and certificates of public officials and of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the Indenture and any supplemental indenture, officers’ certificates or board resolutions pursuant to the Indenture establishing the terms of any Debt Securities will be duly authorized,

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executed and delivered by the Company and that any Debt Securities that may be issued pursuant to the Indenture will be authenticated by the Trustee. In addition, we have assumed that the terms of the Issuer Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture, any supplemental indenture to be entered into in connection with the issuance of Debt Securities, any Warrant Agreement to be entered into in connection with the issuance of Warrants, any Rights Agreement to be entered into in connection with the issuance of Rights, any Deposit Agreement or Depositary Receipt to be entered into in connection with the issuance of Depositary Shares, and the Issuer Securities, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to the Delaware General Corporation Law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the shares of any Common Stock offered by the Company, including any Indeterminate Securities (the “Offered Common Stock”), when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company (the “Board of Directors”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; and (v) certificates in the form required under the Delaware General Corporation Law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock

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(including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Rights or Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2. With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities (the “Offered Preferred Stock”), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of the Delaware General Corporation Law (the “Certificate of Designations”); (v) the filing of the Certificate of Designations with the Delaware Secretary of State has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Charter, including the Certificate of Designations relating to the Offered Preferred Stock, and the Bylaws of the Company so as not to violate any applicable law, the Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under the Delaware General Corporation Law representing the shares of Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Rights or Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3. With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities (the “Offered Debt Securities”), when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has

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been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (v) the Indenture and any supplemental indenture, officers’ certificate or board resolution in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Company’s Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Rights or Units), when issued and sold in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4. With respect to any Warrants offered by the Company (the “Offered Warrants”), when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties

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thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5. With respect to any Rights offered by the Company (the “Offered Rights”), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Rights are to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Rights and the Offered Securities of the Company into which the Offered Rights are exercisable, the consideration to be received therefor and related matters; (v) a Rights Agreement relating to the Offered Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement so as not to violate any applicable law, the Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply

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with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Rights Agent (if any); and (vii) the Offered Rights have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Rights Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Rights, when issued and sold in accordance with the applicable Rights Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

6. With respect to any Depositary Shares offered by the Company, including any Indeterminate Securities (the “Offered Depositary Shares”), when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Depositary Shares are to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares, the consideration to be received therefor and related matters; (v) any shares of Preferred Stock relating to such Offered Depositary Shares have been duly authorized and are validly issued, fully paid and nonassessable as contemplated in paragraph 2 above; (vi) a Deposit Agreement relating to the Offered Depositary Shares and the Depositary Receipts evidencing the Depositary Shares have been duly authorized, executed and delivered by the Company and the other parties thereto; (vii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law, the Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Depositary; (viii) the Depositary Receipts have been duly executed, countersigned, registered and delivered in accordance with the provisions of the applicable Deposit Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet

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relating thereto; and (ix) the shares of Preferred Stock relating to such Offered Depositary Shares have been deposited with the Depositary in accordance with the applicable Deposit Agreement, the Offered Depositary Shares, when issued and sold in accordance with the applicable Deposit Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Deposit Agreement.

7. With respect to any Units comprised of two or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, Rights or Depositary Shares (the “Offered Units”), when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Units are to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Units and the related shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, Rights or Depositary Shares, including the adoption of a Certificate of Designations for any such related shares of Preferred Stock in the form required by applicable law, the consideration to be received therefor and related matters; (v) such Certificate of Designations has been duly filed with the Delaware Secretary of State, if applicable; (vi) the applicable Rights Agreement or Warrant Agreement has been duly executed and delivered; (vii) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the Charter and the Bylaws of the Company so as not to violate any applicable law, the Charter or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (viii) when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement and delivered upon payment of the agreed-upon consideration therefor, will be duly authorized and validly issued, and, with respect to Offered Units comprised solely of Common Stock and Preferred Stock, will be fully paid and nonassessable, provided that the per Unit consideration therefor is not less than aggregate par value of the Common Stock and Preferred Stock that form a part of such Unit.

8. The Reoffer Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this

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consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ K&L Gates LLP